UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400 San Diego, CA	92108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 631-8261

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously reported in a Current Report on Form 8-K filed by RYVYL Inc., a Nevada corporation (the “Company”) with the Securities and Exchange Commission on July 26, 2023, the Company entered into an Exchange Agreement (the “First Exchange Agreement”) with an institutional investor (the “Investor”), which previously provided $100 million in convertible note financing to the Company, evidenced by an 8% Convertible Note Due 2023, issued to the Investor on November 8, 2021 (the “Note”), which Note was originally due on November 5, 2023, and which maturity date was extended to November 5, 2024, pursuant to a Restructuring Agreement, dated as of August 16, 2022.

On November 27, 2023, the Company entered into an Exchange Agreement (the “Second Exchange Agreement”) with the Investor. Under the terms of the Second Exchange Agreement, the Investor agreed to forbear from requiring the repayment of the Note (to the extent such repayment obligation arises solely as a result of the occurrence of the maturity date and not with respect to any event of default or redemption rights in the Note or pursuant to the Indenture (as such term is defined in the Second Exchange Agreement)) during the period commencing on November 5, 2024 through, and including, April 5, 2025.

Under the terms of the First Exchange Agreement, the Company and the Investor exchanged an aggregate of $6,000,000 of principal and accrued interest of the Note into 6,000 shares of Series A Convertible Preferred Stock, $0.01 par value (the “Series A Preferred Stock”), the terms of which are set forth in the certificate of designations for such series of preferred stock (the “Series A Certificate of Designations”) (the “Existing Series A Preferred Stock”), which Existing Series A Preferred Stock is convertible into shares of the Company’s common stock, par value $0.001 (the “Common Stock”), in accordance with the terms of the Series A Certificate of Designations. Additionally, under the terms of the First Exchange Agreement, a final closing was to be held upon which the Investor was to exchange an additional $16,703,000 of principal of the Note into 9,000 shares of Series A Preferred Stock, the terms of which are set forth in the Series A Certificate of Designations (the “Unissued Series A Preferred Stock”), which shares of Unissued Series A Preferred Stock were convertible into shares of Common Stock, in accordance with the terms of the Series A Certificate of Designations.

Under the terms of the Second Exchange Agreement, the Company and the Investor have agreed to exchange (the “Exchange”), upon satisfaction of all applicable closing conditions (or waiver of any of such conditions by the applicable other party), (i) all of the shares of Existing Series A Preferred Stock, (ii) the right to the exchange the shares of Unissued Series A Preferred Stock for an additional $16,703,000 of principal of the Note, and (iii) $60,303,000 of the outstanding principal under the Note for 55,000 shares of a newly authorized series of preferred stock of the Company designated as Series B Preferred Convertible Stock (the “Series B Preferred Stock”), the terms of which will be set forth in a Certificate of Designations of Rights and Preferences of Series B Convertible Preferred Stock of RYVYL, Inc. (the “Series B Certificate of Designations”), which the Company will file with the Nevada Secretary of State prior to the initial issuance of any shares of Series B Preferred Stock. Satisfaction of all applicable closing conditions includes, without limitation, the Company’s having obtained any stockholder approval required for the consummation of the transactions and the issuance of all Common Stock issuable upon the conversion of all of the shares of Series B Preferred Stock (unless waived by the applicable other party), in the Exchange. As additional consideration for the Exchange, the Company has also agreed to make a cash payment to the Investor in the amount of $3,000,000. The Investor has also agreed to extend the waiver of payment of interest under the Note through July 1, 2024.

Under the terms of the Series B Certificate of Designations, each share of Series B Preferred Stock will have a stated value of $1,000 per share, and will be convertible, at the holder’s option, either (a) at the fixed conversion price then in effect, which initially is $3.11 (subject to standard antidilution adjustments and adjustments as a result of subsequent issuances of securities where the effective price of the Common Stock is less than the then current fixed conversion price) or (b) at the Alternate Conversion Price (defined below). The Series B Certificate of Designations also provides that in the event of certain “Triggering Events,” any holder may, at any time, convert any or all of such holder’s Series B Preferred Stock at a conversion rate equal to the product of (i) the Alternate Conversion Price and (ii) 115% of the value of the Series B Preferred Stock subject to such conversion. “Triggering Events” include, among others, (i) a failure to timely deliver shares of Common Stock, upon a conversion, (ii) a suspension of trading on the principal trading market or the failure to be traded or listed on the principal market for five days or more, (iii) the failure to pay any dividend to the holders of Series B Preferred Stock when required, (iv) the failure to remove restrictive legends when required, (v) the Company’s default in payment of indebtedness in an aggregate amount of $2 million or more, (vi) proceedings for a bankruptcy, insolvency, reorganization or liquidation, which are not dismissed with 30 days, (vii) commencement of a voluntary bankruptcy proceeding, and (viii) final judgments against the Company for the payment of money in excess of $2 million. “Alternate Conversion Price” means the lower of (i) the applicable conversion price then in effect and (ii) the greater of (x) $0.62 (the “Floor Price”) and (y) 97.5% of the lowest volume weighted average price of the Common Stock during the five (5) consecutive trading day period ending and including the trading day immediately preceding the delivery of the applicable conversion notice.

As a result of the Company’s having to obtain shareholder approval to comply with Nasdaq Listing Rule 5635(d), under the terms of the Series B Certificate of Designations the Investor will not be able to convert the Series B Preferred Stock into more than 1,109,415 shares of Common Stock (19.99% of the 5,549,852 shares of Common Stock outstanding on the date of execution of the Second Exchange Agreement), until the Company has obtained the requisite shareholder approval.

The description of the Second Exchange Agreement set forth herein is qualified in its entirety by reference to the full text of the Second Exchange Agreement, which is filed herewith as Exhibit 10.1. The form of the Series B Certificate of Designations is filed herewith as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1†*	Form of Exchange Agreement
10.2*	Certificate of Designations of Rights and Preferences of Series B Convertible Preferred Stock of RYVYL, INC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith
**	Furnished herewith

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL, Inc.

Date: November 27, 2023	By:	/s/ Fredi Nisan
Fredi Nisan
Chief Executive Officer